Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statements (Form S-8 Nos. 333-91229 and 333-125237) pertaining to the CIRCOR International, Inc. Amended and Restated 1999 Stock Option and Incentive Plan,
2.Registration Statement (Form S-8 No. 333-190295) pertaining to the CIRCOR International, Inc. Stock Option Inducement Award,
3.Registration Statement (Form S-8 No. 333-197754) pertaining to the CIRCOR International, Inc. Stock Option Inducement Award and 2014 Stock Option and Incentive Plan,
4.Registration Statement (Form S-8 No. 333-231466) pertaining to the CIRCOR International, Inc. 2019 Stock Option and Incentive Plan, and
5.Registration Statement (Form S-8 No. 333-237554) pertaining to the CIRCOR International, Inc. Inducement Restricted Stock Unit Award;

of our reports dated March 15, 2021, with respect to the consolidated financial statements and schedule of CIRCOR International, Inc. and the effectiveness of internal control over financial reporting of CIRCOR International, Inc. included in this Annual Report (Form 10-K) of CIRCOR International, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 15, 2021